UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2010

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

 (Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2010, Lifetime Brands, Inc. (the “Company”) entered into an Amendment to the Employment Agreement with Laurence Winoker, the Company’s Senior Vice President – Finance, Treasurer and Chief Financial Officer pursuant to which Mr. Winoker’s base salary was increased to $400,000 and an Amended and Restated Executive Employment Agreement with Craig Phillips, the Company’s Senior Vice-President – Distribution and Executive Officer, pursuant to which, among other things, Mr. Phillips' base salary was increased to $325,000.

The information provided in this Item 5.02 is qualified in its entirety by reference to the terms of the agreements attached hereto as Exhibit 10.1 and 10.2.

Item  9.01   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Employment Agreement dated March 8, 2010 between Lifetime Brands, Inc. and Laurence Winoker.

10.2	Amended and Restated Executive Employment Agreement dated March 8, 2010 between Lifetime Brands, Inc. and Craig Phillips.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

	By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice-President of Finance and Chief Financial Officer

Date: March 10, 2010